Exhibit 24.1

CONFIRMING STATEMENT

            This Statement confirms that the undersigned, William A. ("Dean") Priddy, Jr., has authorized and designated Charles F. McCoy, to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Unifi, Inc.  The authority of Charles F. McCoy, under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Unifi, Inc., unless earlier revoked in writing.  The undersigned acknowledges that Chares F. McCoy, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934.

                   1-30-07                                                   /s/William A. Priddy, Jr.
Date:_____________________                           __________________________

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